Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA  30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contact Information:
Susan O’Farrell, SVP, CFO & Treasurer	Natalie Poulos, Investor Relations
BlueLinx Holdings Inc.	BlueLinx Holdings Inc.
(770) 953-7000	(770) 953-7522
investor.relations@bluelinxco.com

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES FIRST-QUARTER RESULTS
- Net Income of $0.6 million; Best First Quarter Since 2006 -
- Adjusted EBITDA of $7.3 million; Best First Quarter Since 2007 -
- Debt Principal Reduction of $111.3 million From Q1 2016 -
- July 2017 Mortgage Obligation Fully Satisfied -

ATLANTA - May 4, 2017 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building and industrial products in the United States, today reported financial results for the fiscal first quarter ended April 1, 2017.

“Our continued emphasis on local market strategy and sales excellence, while successfully executing our deleveraging strategy, is reflected in the results we reported this quarter. We will remain focused on improving the operating results at BlueLinx as we continue to execute on our strategy to deleverage our balance sheet and improve our financial strength,” said Mitch Lewis, President and Chief Executive Officer.

Susan O’Farrell, Senior Vice President and Chief Financial Officer added, “We are excited to see such a strong start to 2017. Our dedication to improving our business has resulted in record first quarter gross margin and net income results for BlueLinx. Since announcing our deleveraging plan last year, we significantly reduced our debt principal by $111.3 million from this time a year ago. As part of this debt reduction, we fully satisfied our July 2017 mortgage obligation three months ahead of schedule. Furthermore, with the working capital efficiencies we have gained, we have reduced our operating working capital by $56.1 million from first quarter 2016.”

First Quarter Results Compared to Prior Year Period
BlueLinx generated net sales of $428.6 million for the first quarter of fiscal 2017, compared to $474.3 million from the prior fiscal first quarter. As previously disclosed, the Company undertook several operational efficiency initiatives beginning in the second quarter of fiscal 2016, pursuant to which it closed and sold certain facilities and rationalized inventory by discontinuing certain underperforming products. When excluding the effects of these operational efficiency initiatives, adjusted same-center net sales increased by $9.0 million or 2.1% from this period a year ago. We believe that excluding the effects of the Company’s operational efficiency initiatives from our operating performance is helpful in presenting comparability across periods.

The Company recorded gross profit of $54.4 million during the fiscal first quarter, compared to $57.6 million from the prior fiscal first quarter, with a gross margin of 12.7%, up 60 basis points from this period a year ago. When excluding the effects of the Company’s operational efficiency initiatives, adjusted same-center gross profit increased by $2.6 million from fiscal first quarter 2016.

Selling, general, and administrative costs were $52.9 million for the fiscal first quarter, down $2.3 million from this period a year ago. During the first fiscal quarter we entered into a new collective bargaining agreement with Lumber Employees Local 786 union at our Chicago facility. The new collective bargaining agreement included a provision for the Company to withdraw from the related multi-employer pension plan, resulting in a one-time charge of $4.5 million for the fiscal first quarter, which the Company expects to pay out over the next 20 years. When excluding the one-time charge from this pension de-risking initiative, selling, general, and administrative costs decreased by $6.8 million from this period a year ago.

BlueLinx recorded net income of $0.6 million for the fiscal first quarter, up $6.7 million from this period a year ago, with a diluted earnings per share of $0.06. Adjusted EBITDA, which is a non-GAAP measure, was $7.3 million for the fiscal first quarter, an increase of $0.3 million from the prior fiscal first quarter. For the fiscal first quarter, our same-center Adjusted EBITDA, a non-GAAP measure which excludes the effects of our operational efficiency initiatives, was up $1.4 million from this period a year ago.

Working Capital and Liquidity
The Company’s previously disclosed initiatives to improve working capital continued to drive increased efficiency during the fiscal first quarter, reducing the Company’s cash cycle by four days, from 59 to 55, when compared to prior year first quarter. As of April 1, 2017, the Company had $73.9 million of excess availability under its asset-based revolving credit facilities, based on qualifying inventory and receivables, an increase of $12.1 million from the same period a year ago. As a result of our working capital initiatives and mortgage reduction efforts, interest expense decreased by $2.0 million or 27.3% from fiscal first quarter 2016.

Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx website, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. Investors will be able to access an archived recording of the conference call for one week following the live call by dialing 404-537-3406, Conference ID# 5957623. The recording will be available two hours after the conference call has concluded. Investors can also access a recording of this call on the BlueLinx website.

Use of Non-GAAP Measures and Supplementary Information
BlueLinx reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company also believes that presentation of certain non-GAAP measures may be useful to investors. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

We define Adjusted EBITDA as an amount equal to net income (loss) plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted to exclude certain non-cash items and other adjustments to Consolidated Net Income (Loss). Further, we also exclude, as an additional measure, the effects of the operational efficiency initiatives, to determine same-center Adjusted EBITDA, which is useful for period over period comparability.

We present Adjusted EBITDA (and the exclusion of the effects of the operational efficiency initiatives) because it is a primary measure used by management to evaluate operating performance and, we believe, helps to enhance investors’ overall understanding of the financial performance and cash flows of our business. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP. Adjusted EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. We believe Adjusted EBITDA is helpful in highlighting operating trends. We also believe that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than using GAAP results alone.

The schedule presented regarding the reconciliation of net sales and gross profit to the non-GAAP metrics of adjusted same-center net sales and adjusted same-center gross profit excludes the effects of both closed facilities and the inventory rationalization initiative to arrive at these adjusted non-GAAP metrics. This schedule is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP. Adjusted same-center net sales and adjusted same-center gross profit, as used herein, are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

We believe adjusted same-center net sales and adjusted same-center gross profit are helpful in presenting comparability across periods without the effect of our operational efficiency initiatives. We also believe that these non-GAAP metrics are used by securities analysts, investors, and other interested parties in their evaluation of our company, to illustrate the effects of these initiatives. We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than using GAAP results alone.

Additionally, we believe supplementary GAAP-based information such as operating working capital and debt principal are helpful to investors in explaining the impacts of our operating efficiencies. Operating working capital is defined as current assets less current liabilities plus the current portion of long-term debt. Operating working capital is an important measure we use to determine the efficiencies of our operations and our ability to readily convert assets into cash. Debt principal is defined as the principal amount of debt payable at the stated period-end date and is used by management to monitor our progress in meeting our goals to reduce the debt on our balance sheet.

Cash cycle days are defined as the total number of days to turn our inventory, receivables, and payables on a trailing three month basis. Management of our cash cycle days helps us monitor how efficiently we are generating cash from our short-term assets and liabilities.

About BlueLinx Holdings Inc.
BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building and industrial products in the United States. The Company is headquartered in Atlanta, Georgia and operates its distribution business through its broad network of distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its website at www.BlueLinxCo.com.

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability, and our guidance regarding anticipated financial results. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors outside of BlueLinx’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply and/or demand for products that it distributes, general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, its Quarterly Reports on Form 10-Q, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectation or otherwise, except as required by law.

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 1, 2017	April 2, 2016
Net sales	$428,608	$474,326
Cost of sales	374,174	416,730
Gross profit	54,434	57,596
Operating expenses (income):
Selling, general, and administrative	52,912	55,176
Gains from sales of property	(6,700)	(377)
Depreciation and amortization	2,363	2,476
Total operating expenses	48,575	57,275
Operating income	5,859	321
Non-operating expenses (income):
Interest expense	5,242	7,207
Other income, net	—	(372)
Income (loss) before provision for (benefit from) income taxes	617	(6,514)
Provision for (benefit from) income taxes	33	(369)
Net income (loss)	$584	$(6,145)

Basic earnings (loss) per share	$0.07	$(0.69)
Diluted earnings (loss) per share	$0.06	$(0.69)

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	April 1, 2017	December 31, 2016
Assets:
Current assets:
Cash	$5,185	$5,540
Receivables, less allowances of $2,868 and $2,733, respectively	160,068	125,857
Inventories, net	214,658	191,287
Other current assets	18,271	23,126
Total current assets	398,182	345,810
Property and equipment:
Land and land improvements	30,711	34,609
Buildings	84,771	80,131
Machinery and equipment	74,844	72,122
Construction in progress	522	3,104
Property and equipment, at cost	190,848	189,966
Accumulated depreciation	(102,103)	(101,644)
Property and equipment, net	88,745	88,322
Other non-current assets	10,765	10,005
Total assets	$497,692	$444,137
Liabilities:
Current liabilities:
Accounts payable	$100,189	$82,735
Bank overdrafts	18,354	21,696
Accrued compensation	5,071	8,349
Current maturities of long-term debt, net of discount of $4 and $201, respectively	2,246	29,469
Other current liabilities	13,273	12,092
Total current liabilities	139,133	154,341
Non-current liabilities:
Long-term debt, net of discount of $2,789 and $2,544, respectively	315,624	270,792
Pension benefit obligation	33,538	34,349
Other non-current liabilities	37,963	14,496
Total liabilities	526,258	473,978
Stockholders’ deficit:
Common Stock, $0.01 par value, Authorized - 20,000,000 shares, Issued and Outstanding - 9,070,317 and 9,031,263, respectively	90	90
Additional paid-in capital	258,294	257,972
Accumulated other comprehensive loss	(36,371)	(36,651)
Accumulated stockholders’ deficit	(250,579)	(251,252)
Total stockholders’ deficit	(28,566)	(29,841)
Total liabilities and stockholders’ deficit	$497,692	$444,137

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	April 1, 2017	April 2, 2016
Net cash used in operating activities	$(39,860)	$(51,640)

Property and equipment investments	(160)	(172)
Proceeds from sale of assets	27,427	1,402
Net cash provided by investing activities	27,267	1,230

Cash flows from financing activities:
Repayments on revolving credit facilities	(70,938)	(73,851)
Borrowings from revolving credit facilities	115,553	125,857
Principal payments on mortgage	(27,388)	(8,812)
(Decrease) increase in bank overdrafts	(3,342)	1,192
(Decrease) increase in cash held in escrow related to the mortgage	(1,090)	9,118
Other, net	(557)	(776)
Net cash provided by financing activities	12,238	52,728

(Decrease) increase in cash	(355)	2,318
Cash, beginning of period	5,540	4,808
Cash, end of period	$5,185	$7,126

BLUELINX HOLDINGS INC.
RECONCILIATION OF NON-GAAP MEASUREMENTS
(In thousands)
(Unaudited)

The following schedule reconciles net income (loss) to Adjusted EBITDA, including same-center Adjusted EBITDA:

	Quarter Ended
	April 1, 2017	April 2, 2016
Net income (loss)	$584	$(6,145)
Adjustments:
Depreciation and amortization	2,363	2,476
Interest expense	5,242	7,207
Provision for (benefit from) income taxes	33	(369)
Gain from the sale of properties	(6,700)	(377)
Share-based compensation expense, excluding restructuring	765	416
Multi-employer pension withdrawal	4,500	—
Restructuring, severance, and legal	536	488
Refinancing-related expenses	—	3,316
Adjusted EBITDA	$7,323	$7,012

Adjusted EBITDA	$7,323	$7,012
Less: non-GAAP adjustments	—	1,084
Same-center Adjusted EBITDA	$7,323	$5,928

The following table sets forth a reconciliation of net sales and gross profit to the non-GAAP measures of adjusted same-center sales and adjusted same-center gross profit versus comparable prior periods:

	Quarter Ended
	April 1, 2017	April 2, 2016
Net sales	$428,608	$474,326
Less: non-GAAP adjustments	—	54,671
Adjusted same-center net sales	$428,608	$419,655
Adjusted year-over-year percentage increase - sales	2.1%

Gross profit	$54,434	$57,596
Less: non-GAAP adjustments	—	5,735
Adjusted same-center gross profit	$54,434	$51,861

BLUELINX HOLDINGS INC.
SUPPLEMENTARY INFORMATION
(In thousands)
(Unaudited)

Debt Principal
The following schedule presents debt principal for the first quarters of fiscal 2017 and fiscal 2016, respectively:

	April 1, 2017	April 2, 2016	YOY Change
Revolving credit facilities - principal	$221,228	$272,540	$(51,312)
Mortgage - principal	99,435	159,388	(59,953)
Total	$320,663	$431,928	$(111,265)

Operating Working Capital
Operating working capital is defined as current assets less current liabilities plus the current portion of long-term debt. The following schedule displays the selected balance sheet components of our operating working capital calculation:

	April 1, 2017	April 2, 2016	YOY Change
Current assets:
Cash	$5,185	$7,126	$(1,941)
Receivables, less allowance for doubtful accounts	160,068	181,507	(21,439)
Inventories, net	214,658	246,469	(31,811)
Other current assets	18,271	25,184	(6,913)
Total current assets	$398,182	$460,286	$(62,104)

Current liabilities:
Accounts payable	$100,189	$104,687	$(4,498)
Bank overdrafts	18,354	18,479	(125)
Accrued compensation	5,071	7,354	(2,283)
Current maturities of long-term debt, net of discount	2,246	4,981	(2,735)
Other current liabilities	13,273	12,353	920
Total current liabilities	$139,133	$147,854	$(8,721)

Operating working capital	$261,295	$317,413	$(56,118)